                                                                    Exhibit 23.1


                       Consent of Independent Accountants
                       ----------------------------------


We hereby consent to the incorporation by reference in the Current Report on Form 8-K/A of our reports dated as follows:

 . June 29,1999 relating to the financial statements of AltaVista, . April, 2 1999 relating to the financial statements of Zip2 Corporation, and . June 9, 1999, except as to Note 12, which is as of July 3, 1999 relating to the financial statements of Shopping.com

which appear in the CMGI, Inc. Current Report on Form 8-K dated June 29, 1999.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

San Jose, California
November 1, 1999